Exhibit (a)21
GMO TRUST
AMENDMENT NO. 33
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
     The undersigned, constituting at least a majority of the trustees of the GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated June 23, 2000 (the “Declaration of Trust”), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate to establish one new series of the GMO Trust, GMO Special Situations Fund, do hereby direct that this Amendment No. 33 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust so that Schedule 3.6 of the Declaration of Trust is amended and restated in its entirety as attached hereto.
     The foregoing amendment shall become effective as of the time it is filed with the Secretary of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 25th day of July, 2007.

/S/ DONALD W. GLAZER

Donald W. Glazer
225 Kenrick Street
Newton, Massachusetts 02458

/S/ JAY O. LIGHT

Jay O. Light
30 Wellesley Road
Belmont, Massachusetts 02478

/S/ W. NICHOLAS THORNDIKE

W. Nicholas Thorndike
10 Walnut Place
Brookline, Massachusetts 02245

Schedule 3.6 to Declaration of Trust
Series
GMO U.S. Core Equity Fund
GMO Tobacco-Free Core Fund
GMO U.S. Quality Equity Fund
GMO U.S. Value Fund
GMO U.S. Intrinsic Value Fund
GMO U.S. Growth Fund
GMO U.S. Small/Mid Cap Value Fund
GMO U.S. Small/Mid Cap Growth Fund
GMO Real Estate Fund
GMO Tax-Managed U.S. Equities Fund
GMO Tax-Managed Small/Mid Cap Fund
GMO International Core Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Equity Fund
GMO Global Growth Fund
GMO Developed World Stock Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Emerging Markets Opportunities Fund
GMO Tax-Managed International Equities Fund
GMO Domestic Bond Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Strategic Fixed Income Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO Short-Duration Investment Fund
GMO Short-Duration Collateral Share Fund
GMO Inflation Indexed Plus Bond Fund
GMO U.S. Equity Allocation Fund
GMO International Equity Allocation Fund
GMO International Opportunities Equity Allocation Fund
GMO Global (U.S.+) Equity Allocation Fund
GMO World Opportunities Equity Allocation Fund
GMO Global Balanced Asset Allocation Fund
GMO Strategic Opportunities Allocation Fund
GMO Benchmark-Free Allocation Fund

Schedule 3.6 to Declaration of Trust Cont’d
GMO Alpha Only Fund
GMO Alternative Asset Opportunity Fund
GMO Short-Duration Collateral Fund
GMO Special Purpose Holding Fund
GMO Taiwan Fund
GMO World Opportunity Overlay Fund
GMO Special Situations Fund